Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report of Odyssey Health, Inc. (the “Company”) on Form 10-Q for the three months ended October 31, 2023 as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, Joseph Michael Redmond, Chief Executive Officer, President and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

December 15, 2023	/s/ Joseph Michael Redmond
Joseph Michael Redmond
Chief Executive Officer, President and Director (Principal Executive Officer)